                                                                  EXHIBIT (a)(3)


         THIS IS NOT A CONSENT, LETTER OF TRANSMITTAL AND ELECTION FORM
                         NOTICE OF GUARANTEED DELIVERY
         FOR DEPOSIT OF 6% SUBORDINATED DEBENTURES DUE OCTOBER 31, 2003
                              (CUSIP #22 26R AA01)
                                       OF
                              COUNSEL CORPORATION
                 PURSUANT TO AN OFFER DATED SEPTEMBER 12, 2003

      THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
               ON OCTOBER 20 , 2003, UNLESS EXTENDED OR WITHDRAWN

This Notice of Guaranteed Delivery must be used to accept the offer dated September 12, 2003 (the "Offer") made by Counsel Corporation (the "Corporation"), if certificates for Debentures are not immediately available or time will not permit all documents required by the Consent, Letter of Transmittal and Election Form to reach the Depositary on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, by courier or by mail or may be transmitted by facsimile transmission to the office of the Depositary in Toronto at the address or facsimile number set forth below.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used herein but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer and Offering Circular dated September 12, 2003 that accompanies this Notice of Guaranteed Delivery.

TO: THE DEPOSITARY, COMPUTERSHARE TRUST COMPANY OF CANADA

    By Hand or by Courier                                    By Mail
    100 University Avenue                                 P.O. Box 7021
          9th Floor                                     31 Adelaide St .E.
      Toronto, Ontario                                   Toronto, Ontario
           M5J 2Y1                                           M5C 3H2
Attention: Corporate Actions                       Attention: Corporate Actions

                           By Facsimile Transmission

                                 (416) 981-9663

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN THE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Consent, Letter of Transmittal and Election Form is required to be guaranteed by an Eligible Institution such signature must appear on the application space provided in the signature box in the Consent, Letter of Transmittal and Election Form.

IMPORTANT: THIS NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED PHOTOCOPY OF IT (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR BEFORE THE EXPIRATION DATE.

                    DO NOT SEND CERTIFICATES WITH THIS FORM

THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE CONSENT, LETTER OF TRANSMITTAL AND ELECTION FORM AND CERTIFICATES FOR DEBENTURES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.

TO:      COUNSEL CORPORATION

AND TO:  COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned hereby deposits under the Offer upon the terms and subject to the conditions set forth in the Offer dated September 12, 2003 and the related Consent, Letter of Transmittal and Election Form, receipt of which is hereby acknowledged, the principal amount of Debentures indicated below pursuant to the guaranteed delivery procedure set forth in the Offer under "Offer - Procedure for Depositing Debentures - Guaranteed Delivery".


 CERTIFICATE(S) NO.                         NAME(S) AND ADDRESS(ES) OF                          PRINCIPAL AMOUNT OF
  (IF APPLICABLE)                  DEBENTUREHOLDER(S) OF RECORD (PLEASE PRINT)                  DEBENTURES DEPOSITED



                                                                                       TOTAL


                                         Telephone number:
-------------------------------------                     --------------------
Signature(s) of Debentureholder(s)
                                         Dated:
-------------------------------------                     --------------------
(Please print name(s))

                                    ELECTION

BOX A - ELECTION OF CONSIDERATION

         [X]      $750 in cash per $1,000
                  principal amount of Debentures

IF AN ELECTION IS NOT MADE OR IS NOT PROPERLY MADE, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE $750 IN CASH PER $1,000 PRINCIPAL AMOUNT OF DEBENTURES.


                                   GUARANTEE
                    (Not to be used for signature guarantee)

The undersigned, a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) guarantees to deliver to the Depositary at its Toronto office at the address set forth above before 5:00 p.m. Toronto time, the certificate(s) representing the Debentures deposited hereby, in proper form for transfer with delivery of a properly completed and duly executed Consent, Letter of Transmittal and Election Form (or manually signed facsimile thereof) and any other required documents, all within three Trading Days after the Expiration Date.


Name of Firm                                   Authorized Signature
                 --------------------------                        -----------------------------
                        Signature(s)

Address of Firm                                Name
                 --------------------------                        -----------------------------
                                                                       (Please type or print)
                                               Title:
                 --------------------------                        -----------------------------

                                               Dated:
                 --------------------------                        -----------------------------
                   Postal Code or Zip Code

Area Code and Tel. No.
                       -------------------